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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): AUGUST 19, 1999

                             POLYVISION CORPORATION
             (Exact name of registrant as specified in its charter)

            NEW YORK                 1-10555               13-3482597
  (State or other jurisdiction     (Commission           (I.R.S. Employer
        of incorporation)          File Number)         Identification No.)

     4888 SOUTH OLD PEACHTREE ROAD, NORCROSS, GEORGIA         30071
         (Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code: (770) 447-5043

       48-62 36TH STREET, LONG ISLAND CITY, NEW YORK          11101
       (Former name or former address, if changed since last report)
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                           CURRENT REPORT ON FORM 8-K

                             POLYVISION CORPORATION

                                 August 19, 1999


Item 2. ACQUISITION OR DISPOSITION OF ASSETS

         (a) On August 19, 1999, pursuant to a Stock Purchase Agreement, dated May 17, 1999 and amended on July 26 and August 19, 1999, PolyVision Corporation acquired from Mark A. Lawer, as trustee under the Lawer Family Trust, Michael J. Lawer, Matthew B. Lawer and Suzanne M. Lawer, all of the outstanding common stock of A. Lawer Corporation, also known as Nelson Adams, for $30.0 million, consisting of $24.0 million in cash (including approximately $3.1 million of debt which was refinanced) and $6.0 million in shares of PolyVision's Series D convertible preferred stock. The purchase price was determined as a result of arm's length negotiations between the parties.

                  Nelson Adams is a leading designer and supplier of visual display and related products primarily for the educational products market. Nelson Adams maintains design and production facilities in Corona, California, Clymer, Pennsylvania and Pompano Beach, Florida, and sales and distribution offices throughout the United States.

                  The cash portion of the transaction was funded by a $22.0 million increase in PolyVision's senior secured credit facility and $2.0 million in cash proceeds from the sale of shares of PolyVision's Series C convertible preferred stock to The Alpine Group, Inc.

                  Nelson Adams had no material relationship or association with PolyVision. The acquisition will be accounted for under the purchase method of accounting.

         (b) There are presently no significant changes anticipated in the business or product lines of Nelson Adams.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

                           In accordance with Item 7(a), the financial
                  statements of Nelson Adams shall be provided not later than November 2, 1999.


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         (b)      PRO FORMA FINANCIAL INFORMATION.

                           In accordance with Item 7(b), the pro forma financial
                  information shall be provided not later than November 2, 1999.

         (c)      EXHIBITS.

                  2.3 Stock Purchase Agreement, dated May 17, 1999, by and among PolyVision Corporation, Mark A. Lawer, as trustee under the Lawer Family Trust, Michael J. Lawer, Matthew B. Lawer and Suzanne M. Lawer, as amended by letter agreements, dated July 26 and August 19, 1999.

                  10.44 Amendment No. 1 to Credit Agreement, dated as of December 30, 1998, by and among PolyVision Corporation, Greensteel, Inc. and Posterloid Corporation, as borrowers, the financial institutions signatory thereto and Fleet National Bank, as administrative agent and in certain other capacities specified therein.

                  10.45 Amendment No. 2 to Credit Agreement, dated as of August 19, 1999, by and among PolyVision Corporation, Greensteel, Inc. and Posterloid Corporation, as borrowers, the financial institutions signatory thereto and Fleet National Bank, as administrative agent and in certain other capacities specified therein.

                  10.46 Amendment No. 1 to Senior Subordinated Note and Warrant Purchase Agreement, dated as of August 19, 1999, among PolyVision Corporation, Greensteel, Inc. and Posterloid Corporation, and John Hancock Mutual Life Insurance Company, John Hancock Variable Life Insurance Company and Hancock Mezzanine Partners L.P.

                  10.47 Series C Preferred Stock Purchase Agreement, dated as of August 19, 1999, between PolyVision Corporation and The Alpine Group, Inc.

                  99.1 Press Release issued by PolyVision Corporation on August 20, 1999.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          POLYVISION CORPORATION


Dated: September 2, 1999                  By: /s/ GARY L. EDWARDS
                                              ----------------------------------
                                              Gary L. Edwards
                                              Chief Financial Officer, Treasurer
                                               and Secretary


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                                  EXHIBIT INDEX

Exhibit Number                      Description                          Page
--------------                      -----------                          ----
      2.3 Stock Purchase Agreement, dated May 17, 1999, by and among PolyVision Corporation, Mark A. Lawer, as trustee under the Lawer Family Trust, Michael J.
                 Lawer, Matthew B. Lawer and Suzanne M. Lawer, as amended by letter agreements, dated July 26 and August 19, 1999.

     10.44 Amendment No. 1 to Credit Agreement, dated as of December 30, 1998, by and among PolyVision Corporation, Greensteel, Inc. and Posterloid Corporation, as borrowers, the financial institutions signatory thereto and Fleet National Bank, as administrative agent and in certain other capacities specified therein.

     10.45 Amendment No. 2 to Credit Agreement, dated as of August 19, 1999, by and among PolyVision Corporation, Greensteel, Inc. and Posterloid Corporation, as borrowers, the financial institutions signatory thereto and Fleet National Bank, as administrative agent and in certain other capacities specified therein.

     10.46 Amendment No. 1 to Senior Subordinated Note and Warrant Purchase Agreement, dated as of August 19, 1999, among PolyVision Corporation, Greensteel, Inc. and Posterloid Corporation, and John Hancock Mutual Life Insurance Company, John Hancock Variable Life Insurance Company and Hancock Mezzanine Partners L.P.

     10.47 Series C Preferred Stock Purchase Agreement, dated as of August 19, 1999, between PolyVision Corporation and The Alpine Group, Inc.

      99.1       Press Release issued by PolyVision  Corporation on
                 August 20, 1999.


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